                                                                    EXHIBIT 99.1


                                  NEWS RELEASE

CONTACT: Patrick Scanlon, Senior Vice President, Controller Penseco Financial Services Corporation
                  (570) 346-7741


FOR RELEASE:      4:00 P.M. Eastern Time: August 10, 2009

   PENSECO FINANCIAL SERVICES CORPORATION REPORTS EARNINGS AS OF JUNE 30, 2009

SCRANTON, PA, August 10, 2009 -- Penseco Financial Services Corporation (OTC Bulletin Board: PFNS), the Scranton, Pennsylvania based financial holding company of Penn Security Bank & Trust Company, reported an increase in net income of $941,000 or 48.8% for the three months ended June 30, 2009 to $2,869,000 or $.88 per share compared with $1,928,000 or $.89 per share from the year ago period. The increase in net income was primarily attributed to the Merger with Old Forge Bank, which was completed on April 1, 2009. Net interest income increased $2,373,000 or 41.9% largely due to an increased loan portfolio of $144.7 million from Old Forge Bank. Core net income increased $1,083,000 or 56.2% due to higher earning assets related to the Merger with Old Forge Bank. Non-interest income increased $407,000 or 17.2% partly from service charges on deposit accounts and higher operating income. The Company realized security gains of $314,000, primarily from the sale of Old Forge Bank securities which was reinvested in higher credit quality securities. Offsetting this increase was higher total non-interest expenses of $1,475,000 or 27.0% mainly from higher salary and benefits expenses and operating expenses, primarily merger costs and a special one time FDIC insurance assessment of $242,000. Return on average assets and return on average equity was 1.35% and 10.00% for the three months ending June 30, 2009, respectively, versus 1.25% and 10.53% for the same period last year.

The Company reported a decrease in net income of $1,575,000 for the six months ended June 30, 2009 to $3,310,000 or $1.22 per weighted average share compared with $4,885,000 or $2.27 per share from the year ago period. The decrease in net income was primarily attributed to $1,550,000 of merger related costs associated with the acquisition of Old Forge Bank, along with the first quarter 2008 one time positive impact of $1,710,000 related to Visa International's Initial Public Offering. Net interest income, after provision for loan losses, increased $2,014,000 or 18.7% largely due to increased interest and fees on loans and reduced interest expense from lower deposit costs. Core net income increased $577,000 or 15.4% due to increases in earning assets. The Company increased the provision for potential loan losses by $780,000 due to the softness in the economy. As of June 30, 2009 there are no significant loans as to which management has serious doubt about their collectibility.

Net non-cash accretion and amortization from the acquisition of Assets and Liabilities due to the Old Forge Bank merger was $266,000 at three months and six months ended June 30, 2009.

NON-INTEREST INCOME

Total non-interest income increased $407,000 or 17.2% to $2,771,000 for the three months ended June 30, 2009, compared with $2,364,000 for the same period in 2008. Service charges on deposit accounts increased $85,000 or 21.5% primarily due to the increased number of accounts and increased service charge activity. Merchant transaction income decreased $94,000 or 10.1% due to lower transaction volume mainly from continued softness in the economy. Brokerage fee income decreased $90,000 or 53.3% mostly due to the decline in the overall market. Bank-owned life insurance income increased $52,000 or 65.0% due to the Old Forge Bank merger. Other operating income increased $136,000 largely due to gains on the sale of low yielding long-term fixed rate real estate loans. The majority of the Old Forge Bank securities portfolio was sold during the second quarter of 2009 netting gains of $302,000, with the proceeds reinvested into higher quality securities.

Total non-interest income decreased $801,000 or 13.4% to $5,181,000 during the first half of 2009 from $5,982,000 for the same period of 2008. The lower non-interest income was primarily attributed to a one time gain of $1,213,000 related to the Visa IPO during first quarter of 2008. Service charges on deposit accounts increased $161,000 or 24.4%. Merchant transaction income decreased $70,000 or 3.3%, mainly due to lower transaction volume from continued softness in the economy. Brokerage fee income decreased $155,000 or 44.2% mostly due to the decline in the overall market. Bank-owned life insurance income increased $53,000 or 33.5% due to the Old Forge Bank merger. Other operating income increased $170,000 or 144.1% largely due to gains on the sale of low yielding long-term fixed rate real estate loans. The majority of the Old Forge Bank securities portfolio was sold during the second quarter of 2009 netting gains of $302,000, with the proceeds reinvested into higher quality securities.

NON-INTEREST EXPENSES

Total non-interest expenses increased $1,475,000 or 27.0% to $6,932,000 for the three months ended June 30, 2009 compared with $5,457,000 for the same period of 2008. Salaries and employee benefits expense increased $740,000 or 29.5% due to additional staff from the Old Forge Bank acquisition. Expense of premises and fixed assets increased $150,000 or 22.5%. Merchant transaction expenses decreased $98,000 or 13.9% due to lower transaction volume from the softness in the economy. Merger related costs of $215,000 consist of severance payments and stay bonuses to key employees of Old Forge Bank to help with the transition and conversion process. Other operating expenses increased $468,000 or 29.7% partly from a higher one time FDIC special assessment cost of $242,000, increased shares tax of $96,000 and higher legal and professional expenses.

Total non-interest expenses increased $3,541,000 or 33.7% to $14,056,000 during the first half of 2009 compared with $10,515,000 for the same period of 2008. Salaries and employee benefits expense increased $803,000 or 16.3% mainly due to increased salaries resulting from additional employees as a result of the Merger with Old Forge Bank. Premises and fixed assets expense increased $173,000 or 12.1% due to additional depreciation and increased occupancy expense in part due to the Old Forge Bank merger. Merchant transaction expenses decreased $143,000 or 8.9% due to lower transaction volume. Merger related costs of $1,550,000 consist of computer and equipment upgrades of $606,000, investment banking, valuation services, legal and accounting fees of $429,000, severance payments of $450,000 and stay bonuses of $65,000. Other operating expenses increased $1,158,000 or 45.4% due to the reversal in the first quarter of 2008 of the $497,000 VISA litigation accrual recorded by the Company in the fourth quarter of 2007, offset by an increase in advertising expenses, professional services and increased general operating expenses and a one time FDIC special assessment cost of $385,000.

ASSET QUALITY

The allowance for loan losses at June 30, 2009 was $6,050,000 or 1.03% of total loans compared to $5,140,000 or 1.22% of total loans at June 30, 2008. Management believes the loan loss reserve is adequate. The reserve for credit losses, which includes the loan loss reserve plus a credit discount for loans acquired in the Old Forge Bak merger, equalled 2.15% of total loans at June 30, 2009.

Loans on which the accrual of interest has been discontinued or reduced amounted to $2,731,000 at June 30, 2009, up from $1,454,00 at December 31, 2008 and
$550,000 at June 30, 2008. If interest on those loans had been accrued, such income would have been $336,000 and $28,000 for the six months ended June 30, 2009 and June 30, 2008, respectively. There were no commitments to lend additional funds to individuals whose loans are in non-accrual status.

Net loan charge-offs amounted to $235,000 or .040% of average outstanding loans for the three months ended June 30, 2009 compared to $1,000 or .000% at June 30, 2008. Net loan charge-offs amounted to $456,000 or .089% of average outstanding loans for the six months ended June 30, 2009 compared to $11,000 or .003% at June 30, 2008.

As of June 30, 2009 there were no significant loans as to which management had serious doubt about their collectibility. During the second quarter of 2008, the Company was notified that The Education Resources Institute, Inc. (TERI), a guarantor of a portion of our student loan portfolio, had filed for reorganization under Chapter 11 of the Federal Bankruptcy Act. Currently, the Company holds $8.2 million of TERI loans out of a total student loan portfolio of $19.4 million. The Company does not anticipate that TERI's bankruptcy filing will significantly impact the Company's financial statements. These loans are placed on non-accrual status when they become more than 90 days past due. At June 30, 2009 there was $93,966 in such loans placed on non-accrual status.


The Company does not engage in any sub-prime or Alt-A credit lending. Therefore, the Company is not subject to any credit risks associated with such loans. The Company's loan portfolio consists primarily of residential and commercial mortgage loans secured by properties located in Northeastern Pennsylvania and subject to conservative underwriting standards.

INCOME TAX EXPENSE

Applicable income taxes increased $345,000 for the three months ended June 30, 2009 due to overall higher income. Also, applicable income taxes decreased $753,000 or 54.8% during the first half of 2009 primarily due to the $1,550,000 of merger costs associated with the Old Forge Bank merger, a higher provision for loan losses in 2009 and a one time gain on the VISA IPO during the six months ended June 30, 2008.

                                     PENSECO FINANCIAL SERVICES CORPORATION

                                              FINANCIAL HIGHLIGHTS
                                                   (UNAUDITED)
                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  June 30,          June 30,
                                                                 -----------------------------       Increase          %
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                            2009              2008               $           Change
------------------------------------------------------------------------------------------------------------------------------------
                                                                       Three Months Ended
                                                                     ----------------------
PERFORMANCE RATIOS
     Return on Average Assets                                         1.35%            1.25%                            8.00%
     Return on Average Equity                                        10.00%           10.53%                           -5.03%

                                                                        Six Months Ended
                                                                     ----------------------
PERFORMANCE RATIOS
     Return on Average Assets                                         0.89%            1.62%                          -45.06%
     Return on Average Equity                                         6.99%           13.59%                          -48.57%

STOCKHOLDERS' VALUE

     Net Income                                                    $  3,310         $  4,885       $  (1,575)         -32.24%
     Earnings per share                                                1.22             2.27           (1.05)         -46.26%
     Dividends Per Share                                               0.84             0.82            0.02            2.44%
     Book Value Per Share                                             34.56            33.70            0.86            2.55%
     Tangible Book Value Per Share                                    25.86            33.67           (7.81)         -23.20%
     Market Value Per Share                                           36.75            39.90           (3.15)          -7.89%
     Market Value/Book Value                                        106.34%          118.40%                          -10.19%
     Price Earnings Multiple                                         15.06x            8.79x                           71.33%
     Dividend Payout Ratio                                           68.85%           36.12%                           90.62%
     Dividend Yield                                                   4.57%            4.11%                           11.19%

SAFETY AND SOUNDNESS
     Stockholders' Equity/Assets                                     13.25%           11.51%                           15.12%
     Tangible Equity/Tangible Assets                                 10.26%           11.50%                          -10.78%
     Total Capital/Risk Weighted Assets                              16.70%           19.67%                          -15.10%
     Tier 1 Capital/Risk Weighted Assets                             15.61%           18.42%                          -15.26%
     Tier 1 Capital/Average Assets                                   12.11%           12.19%                           -0.66%
     Allowance for Loan Loss as
        a Percent of Loans                                            1.03%            1.22%                          -15.57%
     Non-accrual Loans/Total Loans                                    0.47%            0.13%                          261.54%
     Non-performing Assets/Total Assets                               0.39%            0.09%                          333.33%
     Non-performing loans to period end loans                         0.47%            0.13%                          261.54%
     Allowance for loan losses to period end loans                    1.03%            1.22%                          -15.57%
     Allowance for credit losses to period end loans                  2.15%            1.22%                           76.23%
     Allowance for loan losses to non-performing loans              221.53%          934.55%                          -76.30%
     Allowance for credit losses to non-performing loans            467.77%          934.55%                          -49.95%

BALANCE SHEET HIGHLIGHTS

     Total Assets                                                 $ 854,123        $ 628,896       $ 225,227           35.81%
     Total Investments                                              191,165          167,824          23,341           13.91%
     Net Loans                                                      580,643          417,153         163,490           39.19%
     Allowance for Loan Losses                                        6,050            5,140             910           17.70%
     Total Deposits                                                 639,278          437,029         202,249           46.28%
     Stockholders' Equity                                           113,213           72,391          40,822           56.39%



                     PENSECO FINANCIAL SERVICES CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    June 30,             June 30,
                                                                      2009                 2008
                                                                -----------------    -----------------
ASSETS

Cash and due from banks                                            $  11,112           $  15,054
Interest bearing balances with banks                                   2,253               4,171
Federal funds sold                                                         -                   -
                                                                ------------        ------------
     Cash and Cash Equivalents                                        13,365              19,225
Investment securities:
     Available-for-sale, at fair value                               135,102             103,154
     Held-to-maturity (fair value of $58,278
       and $65,685, respectively)                                     56,063              64,670
                                                                ------------        ------------
     Total Investment Securities                                     191,165             167,824
Loans, net of unearned income                                        586,693             422,293
     Less: Allowance for loan losses                                   6,050               5,140
                                                                ------------        ------------
     Loans, Net                                                      580,643             417,153
Bank premises and equipment                                           12,216               9,092
Other real estate owned                                                  687                   -
Accrued interest receivable                                            4,058               3,641
Goodwill                                                              26,398                   -
Cash surrender value of life insurance                                14,121               7,525
Other assets                                                          11,470               4,436
                                                                ------------        ------------
     Total Assets                                                  $ 854,123           $ 628,896
                                                                ------------        ------------
LIABILITIES
Deposits:
     Non-interest bearing                                          $  97,805           $  75,049
     Interest bearing                                                541,473             361,980
                                                                ------------        ------------
     Total Deposits                                                  639,278             437,029
Other borrowed funds:
     Repurchase agreements                                            25,100              38,376
     Short-term borrowings                                             1,234                 454
     Long-term borrowings                                             67,539              77,807
Accrued interest payable                                               1,382               1,423
Other liabilities                                                      6,377               1,416
                                                                ------------        ------------
     Total Liabilities                                               740,910             556,505
                                                                ------------        ------------
STOCKHOLDERS' EQUITY
Common stock; $ .01 par value, 15,000,000 shares authorized,
   3,276,079 shares issued and outstanding at June 30, 2009
   and 2,148,000 shares issued and outstanding at
   December 31, 2008                                                      33                  21
Surplus                                                               48,865              10,819
Retained earnings                                                     65,777              62,820
Accumulated other comprehensive income                                (1,462)             (1,269)
                                                                ------------        ------------
     Total Stockholders' Equity                                      113,213              72,391
                                                                ------------        ------------
     Total Liabilities and Stockholders' Equity                    $ 854,123           $ 628,896
                                                                ============        ============

                                     PENSECO FINANCIAL SERVICES CORPORATION

                                        CONSOLIDATED STATEMENTS OF INCOME
                                                   (UNAUDITED)
                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    Three Months Ended                      Six Months Ended
                                                                         June 30,                               June 30,
                                                                 ----------------------------         ------------------------------
                                                                     2009           2008                  2009             2008
                                                                 ------------    ------------         -------------    -------------
INTEREST INCOME
Interest and fees on loans                                        $   8,727      $   6,436              $  15,011       $  13,097
Interest and dividends on investments:
     U.S. Treasury securities and U.S. Agency obligations               872          1,100                  1,750           2,005
     States & political subdivisions                                  1,133            836                  1,994           1,672
     Other securities                                                     8             69                     22             143
Interest on Federal funds sold                                            -              -                      -               -
Interest on balances with banks                                           3             23                      6              34
                                                                 ----------     ----------            -----------      ----------
     Total Interest Income                                           10,743          8,464                 18,783          16,951
                                                                 ----------     ----------            -----------      ----------
INTEREST EXPENSE

Interest on time deposits of $100,000 or more                           482            355                    760             806
Interest on other deposits                                            1,441          1,424                  2,384           2,957
Interest on other borrowed funds                                        780          1,018                  1,601           1,944
                                                                 ----------     ----------            -----------      ----------
     Total Interest Expense                                           2,703          2,797                  4,745           5,707
                                                                 ----------     ----------            -----------      ----------
     Net Interest Income                                              8,040          5,667                 14,038          11,244
Provision for loan losses                                               235            216                  1,231             451
                                                                 ----------     ----------            -----------      ----------
     Net Interest Income After Provision for Loan Losses              7,805          5,451                 12,807          10,793
                                                                 ----------     ----------            -----------      ----------
NON-INTEREST INCOME

Trust department income                                                 375            382                    685             747
Service charges on deposit accounts                                     481            396                    820             659
Merchant transaction income                                             841            935                  2,049           2,119
Brokerage income                                                         79            169                    196             351
Other fee income                                                        331            320                    618             617
Bank-owned life insurance income                                        132             80                    211             158
Other operating income                                                  218             82                    288             118
VISA mandatory share redemption                                           -              -                      -           1,213
Realized (losses) gains on securities, net                              314              -                    314               -
                                                                 ----------     ----------            -----------      ----------
     Total Non-Interest Income                                        2,771          2,364                  5,181           5,982
                                                                 ----------     ----------            -----------      ----------


NON-INTEREST EXPENSES

Salaries and employee benefits                                        3,249          2,509                  5,727           4,924
Expense of premises and equipment, net                                  817            667                  1,608           1,435
Merchant transaction expenses                                           605            703                  1,462           1,605
Merger related costs                                                    215              -                  1,550               -
Other operating expenses                                              2,046          1,578                  3,709           2,551
                                                                 -----------    ----------            -----------      ----------
     Total Non-Interest Expenses                                      6,932          5,457                 14,056          10,515
                                                                 ----------     ----------            -----------      ----------
Income before income taxes                                            3,644          2,358                  3,932           6,260
Applicable income taxes                                                 775            430                    622           1,375
                                                                 -----------    ----------            -----------      ----------
     Net Income                                                   $   2,869      $   1,928              $   3,310       $   4,885
                                                                 ==========     ==========             ==========      ==========

Weighted average shares outstanding                               3,276,079      2,148,000              2,712,040       2,148,000

Earnings per Common Share                                         $    0.88      $    0.89              $    1.22       $    2.27

Cash Dividends Declared Per Common Share                          $    0.42      $    0.41              $    0.84       $    0.82


                                     PENSECO FINANCIAL SERVICES CORPORATION

                           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                    THREE MONTHS ENDED JUNE 30, 2009 AND 2008
                                                   (UNAUDITED)
                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                                                      Accumulated
                                                                                                         Other             Total
                                                    Common                           Retained        Comprehensive     Stockholders'
                                                     Stock              Surplus      Earnings            Income           Equity
                                                   -----------         ----------   -----------      --------------    -------------
Balance, March 31, 2008                             $     21           $  10,819     $  61,773        $    (416)        $  72,197

Comprehensive income:
      Net income                                           -                   -         1,928                -             1,928
      Other comprehensive income, net of tax
          Unrealized losses on securities, net of
               reclassification adjustment                 -                   -             -           (1,298)           (1,298)

          Minimum pension liability adjustment             -                   -             -              445               445
                                                                                                      ---------         ---------
      Other comprehensive income                                                                           (853)             (853)
                                                                                                                        ---------
Comprehensive income                                                                                                        1,075
Cash dividends declared ($0.41 per share)                  -                   -          (881)               -              (881)
                                                    ---------          ---------     ---------        ---------         ---------
Balance, June 30, 2008                              $     21           $  10,819     $  62,820        $  (1,269)        $  72,391
                                                    =========          =========     =========        =========         =========

Balance, March 31, 2009                             $     21           $  10,819     $  64,284        $  (1,793)        $  73,331

Fair value of consideration exchanged in merger           12              38,046             -                -            38,058

Comprehensive income:
      Net income                                           -                   -         2,869                -             2,869
      Other comprehensive income, net of tax
          Unrealized gains on securities, net of
               reclassification adjustment                 -                   -             -              331               331
                                                                                                      ---------         ---------
      Other comprehensive income                                                                            331               331
                                                                                                                        ---------
Comprehensive income                                                                                                        3,200

Cash dividends declared ($0.42 per share)                  -                   -        (1,376)               -            (1,376)
                                                    ---------          ---------     ---------        ---------         ---------
Balance, June 30, 2009                              $     33           $  48,865     $  65,777        $  (1,462)        $ 113,213
                                                    =========          =========     =========        =========         =========


                                     PENSECO FINANCIAL SERVICES CORPORATION

                           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                     SIX MONTHS ENDED JUNE 30, 2009 AND 2008
                                                   (UNAUDITED)
                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                                                      Accumulated
                                                                                                         Other             Total
                                                    Common                           Retained        Comprehensive     Stockholders'
                                                     Stock              Surplus      Earnings            Income           Equity
                                                   -----------         ----------   -----------      --------------    -------------
Balance, December 31, 2007                          $    21            $  10,819       $  59,697         $  (822)      $  69,715

Comprehensive income:

      Net income                                          -                    -           4,885               -           4,885
      Other comprehensive income, net of tax
         Unrealized losses on securities, net of
              reclassification adjustment                 -                    -               -            (892)           (892)

         Minimum pension liability adjustment             -                    -               -             445             445
                                                                                                         -------       ---------
      Other comprehensive income
                                                                                                            (447)           (447)
                                                                                                                       ---------
Comprehensive income                                                                                                       4,438

Cash dividends declared ($0.82 per share)                 -                    -          (1,762)              -          (1,762)
                                                    -------            ---------       ---------         -------       ---------


Balance, June 30, 2008                              $    21            $  10,819       $  62,820         $(1,269)      $  72,391
                                                    =======            =========       =========         =======       =========

Balance, December 31, 2008                          $    21            $  10,819       $  64,745         $(1,943)      $  73,642


Fair value of consideration exchanged in merger          12               38,046               -               -          38,058

Comprehensive income:

      Net income                                          -                    -           3,310               -           3,310
      Other comprehensive income, net of tax
         Unrealized gains on securities, net of
              reclassification adjustment                 -                    -               -             481             481
                                                                                                         -------       ---------
      Other comprehensive income                                                                             481             481
                                                                                                                       ---------
Comprehensive income                                                                                                       3,791

Cash dividends declared ($0.84 per share)                 -                    -          (2,278)              -          (2,278)
                                                    -------            ---------     -----------         -------       ---------
Balance, June 30, 2009                              $    33            $  48,865       $  65,777         $(1,462)      $ 113,213
                                                    =======            =========     ===========         =======       =========

Penseco Financial Services Corporation, through its subsidiary Penn Security Bank & Trust Company, operates twelve offices in Lackawanna, Luzerne, Wayne and Monroe counties. The Company's stock is traded on the OTC Bulletin Board Market, under the symbol, "PFNS".

SAFE HARBOR FORWARD-LOOKING STATEMENTS

This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential". For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

NON-GAAP FINANCIAL MEASURES:

Certain financial measures contained in this Form 8-K with respect to the three months and six months ended June 30, 2009 exclude the decrease of the liability accrual related to VISA's covered litigation provision as well as the gain from the mandatory redemption of a portion of the Company's class B shares in VISA. Also, as to the three months and six months ended June 30, 2008, these financial measures exclude Merger related costs related to the acquisition of Old Forge Bank on April 1, 2009. Financial measures which exclude the above-referenced items have not been determined in accordance with generally accepted accounting principles ("GAAP") and are therefore non-GAAP financial measures. Management of the Company believes that investors' understanding of the Company's performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the Company's ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The attached Non-GAAP Reconciliation Schedule provides a reconciliation of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

In March 2008, VISA, Inc. (VISA) completed its initial public offering. The Bank and certain other VISA member banks are shareholders in VISA. Following the initial public offering, the Company received $1.2 million in proceeds from the offering, as a mandatory partial redemption of 28,351 shares, reducing the Company's holdings from 73,333 to 44,982 shares of Class B common stock. Using proceeds from this offering, VISA established a $3.0 billion escrow account to cover the resolution of pending litigation and related claims. The partial redemption proceeds of $1.2 million are reflected in other non-interest income in the first quarter of 2008.

The remaining unredeemed shares of VISA Class B common stock are restricted and may not be transferred until the later of (1) three years from the date of the initial public offering or (2) the period of time necessary to resolve the covered litigation. The current conversion ratio of 0.5824 was established for the conversion rate of Class B shares into Class A shares. If the funds in the escrow account are insufficient to settle all the covered litigation, VISA may sell additional Class A shares, use the proceeds to settle litigation, and further reduce the conversion ratio. If funds remain in the escrow account after all litigation is settled, the Class B conversion ratio will be increased to reflect that surplus. As of June 30, 2009, the value of the Class A shares was $62.26 per share. The value of unredeemed Class A equivalent shares owned by the Company was $1.6 million as of June 30, 2009, and has not yet been reflected in the accompanying financial statements.

In connection with VISA's establishment of the litigation escrow account, the Company reversed $497,000 reserve in the first quarter of 2008, reflected as a reduction of other non-interest expense. This reserve was created in the fourth quarter of 2007, pending completion of the VISA, Inc. initial public offering as a charge to other non-interest expense.

Merger costs of $215,000 and $1,550,000 in the three months and six months ended June 30, 2009, respectively, related to the acquisition of Old Forge Bank consist primarily of investment banking costs, system conversion costs, valuation services, legal and accounting fees and severance payments.

                        NON-GAAP RECONCILIATION SCHEDULE
                     PENSECO FINANCIAL SERVICES CORPORATION
                                   (UNAUDITED)
                                 (IN THOUSANDS)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

                                                                      Three Months Ended
                                                                           June 30,
                                                                     2009              2008            Change
                                                               --------------      ------------      -----------
Net interest income after provision for loan losses              $  7,805           $  5,451          $  2,354
Non-interest income                                                 2,771              2,364               407
Non-interest expense                                               (6,932)            (5,457)           (1,475)
Income tax benefit (provision)                                       (775)              (430)             (345)
                                                                 --------           --------          --------
     Net income                                                     2,869              1,928               941

ADJUSTMENTS
Non-interest income
     Gain on mandatory redemption of VISA, Inc.
     class B common stock                                               -                  -                 -
Non-interest expense
     Merger related costs                                             215                  -               215
     Covered litigation provision                                       -                  -                 -
                                                                 --------           --------          --------
     Total Adjustments pre-tax                                        215                  -               215
Income tax provision (benefit)                                         73                  -                73
                                                                 --------           --------          --------
     After tax adjustments to GAAP                                    142                  -               142
                                                                 --------           --------          --------
     Adjusted net income                                         $  3,011           $  1,928          $  1,083
                                                                 ========           ========          ========

Return on Average Assets                                             1.42%              1.25%
Return on Average Equity                                            10.49%             10.53%
Dividend Payout Ratio                                               45.65%             46.07%

Return on average equity (ROE) and return on average assets (ROA) for the three months ended June 30, 2009 was 10.00% (10.49% excluding the merger costs) and 1.35% (1.42% excluding the merger costs), respectively. ROE was 10.53% and ROA was 1.25% for the same period last year. The dividend payout ratio was 47.73% (45.65% excluding the merger costs) and was 46.07% for the same period last year.

                        NON-GAAP RECONCILIATION SCHEDULE
                     PENSECO FINANCIAL SERVICES CORPORATION
                                   (UNAUDITED)
                                 (IN THOUSANDS)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

                                                                       Six Months Ended
                                                                           June 30,
                                                                      2009              2008            Change
                                                                ---------------    -------------    --------------
Net interest income after provision for loan losses              $     12,807       $   10,793      $    2,014
Non-interest income                                                     5,181            5,982            (801)
Non-interest expense                                                  (14,056)         (10,515)         (3,541)
Income tax benefit (provision)                                           (622)          (1,375)            753
                                                                 ------------       ----------      ----------
     Net income                                                         3,310            4,885          (1,575)

ADJUSTMENTS
Non-interest income
     Gain on mandatory redemption of VISA, Inc.
     class B common stock                                                   -           (1,213)          1,213
Non-interest expense
     Merger related costs                                               1,550                -           1,550
     Covered litigation provision                                           -             (497)            497
                                                                 ------------       ----------      ----------
     Total Adjustments pre-tax                                          1,550           (1,710)          3,260
Income tax provision (benefit)                                            527             (581)          1,108
                                                                 ------------       ----------      ----------
     After tax adjustments to GAAP                                      1,023           (1,129)          2,152
                                                                 ------------       ----------      ----------
     Adjusted net income                                         $      4,333       $    3,756      $      577
                                                                 ============       ==========      ==========

Return on Average Assets                                                 1.17%            1.24%
Return on Average Equity                                                 9.15%           10.45%
Dividend Payout Ratio                                                   52.50%           46.86%

Return on average equity (ROE) and return on average assets (ROA) for the six months ended June 30, 2009 was 6.99% (9.15% excluding the merger costs) and .89% (1.17% excluding the merger costs), respectively. ROE was 13.59% (10.45% excluding the VISA IPO impact) and ROA was 1.62% (1.24% excluding the VISA IPO impact) for the same period last year. The dividend payout ratio was 68.85% (52.50% excluding the merger costs) and was 36.12% (46.86% excluding the VISA IPO impact) for the same period last year.